Exhibit 10(e)

                                MANAGEMENT CONTINUITY AGREEMENT

      THIS AGREEMENT made as of the 27th day of March, 1995, by and between the "Company" (as hereinafter defined) and Ronald A. LaBorde (the "Executive").

      WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the possibility of a Change in Control can result in significant distractions of its key management personnel because of the uncertainties inherent in such a situation;

      WHEREAS, the Board has determined that it is essential and in the best interest of the Company and its shareholders to retain the services of the Executive in the event of a threat or occurrence of a Change in Control and to ensure his continued dedication and efforts in such event without undue concern for his personal financial and employment security; and

      WHEREAS, in order to induce the Executive to remain in the employ of the Company, particularly in the event of a threat or the occurrence of a Change in Control, the Company desires to enter into this Agreement with the Executive to provide the Executive with certain benefits in the event his employment is terminated as a result of, or in connection with, a Change in Control.

      NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

      1. Term of Agreement. This Agreement shall commence as of the date of this Agreement and shall continue in effect until the first anniversary of this Agreement; provided, however, that commencing on such first anniversary and on each anniversary thereafter, the term of this Agreement shall automatically be extended for one (1) year unless either the Company or the Executive shall have given written notice to the other at least ninety (90) days prior thereto that the term of this Agreement shall not be so extended; and provided, further, however, that notwithstanding any such notice by the Company not to extend, the term of this Agreement shall not expire prior to the expiration of 36 months after the occurrence of a Change in Control.

      2.     Definitions.

        2.1.    Accrued  Compensation.   For  purposes  of  this  Agreement,
"Accrued Compensation" shall mean an amount which shall include all amounts earned or accrued through the "Termination Date" (as hereinafter defined) but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date,
(iii) vacation pay, and (iv) bonuses and incentive compensation, if any.

        2.2.  Auditors.   For purposes of this Agreement, "Auditors" shall
mean the Company's regular independent auditors as of the date of the Change of Control.

        2.3. Base Salary. For purposes of this Agreement, "Base Salary" shall mean the Executive's annual base salary at the highest rate in effect at any time beginning 90 days prior to the Change in Control and ending on the Termination Date and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

        2.4. Cause. For purposes of this Agreement, "Cause" shall mean conviction of a felony, habitual intoxication, abuse of or addiction to a controlled dangerous substance, excessive absenteeism, or the willful and continued failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes the Executive has not substantially performed his duties. For purposes of this paragraph, no act or failure to act on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without (i) reasonable notice to Executive setting forth the reasons for the Company's intention to terminate for Cause, (ii) an opportunity for Executive, together with his counsel, to be heard before the Board of Directors of the Company, and (iii) delivery to Executive of notice from the Board of Directors of the Company finding that, in the good faith opinion of the Board, Executive has been guilty of conduct set forth above in the preceding sentence, and specifying the particulars thereof in detail.

        2.5. Change in Control. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

                (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by
(1) an employee benefit plan (or a trust forming a part thereof) maintained by
(x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                (b) The individuals who, as of the date this Agreement is approved by the Board, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 1 4a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                (c)      Approval by shareholders of the Company of:

                        (1)       A  merger, consolidation   or  reorgaization
involving the Company, unless

                                 (i)      the  shareholders  of   the  Company,
immediately before such merger, consolidation or reorganization, own, directly
or   indirectly   immediately   following   such   merger,  consolidation   or
reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                                 (ii)  the  individuals who were members of the
Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, (a transaction described in clauses (i) and (ii) hereof shall herein be referred to as a "Non-Control Transaction");

                        (2) A complete liquidation or dissolution of the Company; or

                        (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                (d) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (ii) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

        2.6. Company. For purposes of this Agreement, the "Company" shall mean Piccadilly Cafeterias, Inc. and shall include its successors and assigns.

        2.7.  Disability.   For  purposes of this Agreement,  "Disability"
shall mean a physical or mental infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of one hundred eighty (180) consecutive days and the Executive has not returned to his full time employment prior to the Termination Date as stated in the "Notice of Termination" (as hereinafter defined).

        2.8.  Good Reason.
                (a) For purposes of this Agreement, "Good Reason" shall mean the occurrence after a Change in Control of any of the events or conditions described in subsections (1) through (8) hereof:

                        (1) a change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from or diminution of his status, title position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; the assignment to the Executive of any duties or
responsibilities   which,  in  the  Executive's   reasonable   judgment,   are
inconsistent with his status, title, position or responsibilities as in effect at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter; or any removal of the Executive from or failure to reappoint or reelect him to any of such offices or positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;

                        (2) a reduction in the Executive's base salary or any failure to pay the Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

                        (3) the Company's requiring the Executive to be based at any place outside a 30-mile radius from Baton Rouge, Louisiana except for reasonably required travel on the Company's business which is not materially greater than such travel requirements prior to the Change in Control;

                        (4) the failure by the Company to (A) continue in effect (without reduction in benefit level, and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter, including, but not limited to, the plans listed on Appendix A, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Executive or
(B) provide the Executive with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control or at any time thereafter;

                        (5) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

                        (6) any material breach by the Company of any provision of this Agreement;

                        (7) any purported termination of the Executive's employment for Cause by the Company which does not comply with the terms of
Section 2.4; or

                        (8) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successors and assigns to assume and agree to perform this Agreement, as contemplated in Section 6 hereof.

                (b) Any event or condition described in this Section 2.8(a)(l) through (8) that occurs prior to a Change in Control but which the Executive reasonably demonstrates (1) was at the request of a Third Party, or
(2) otherwise arose in connection with, or in anticipation of, a Change in Control which actually occurs, shall constitute Good Reason for purposes of this Agreement notwithstanding that it occurred prior to the Change in Control.

                (c) The Executive's right to terminate his employment pursuant to this Section 2.8 shall not be affected by his incapacity due to physical or mental illness.

        2.9.    Notice  of  Termination.   For  purposes  of this Agreement,
following a Change in Control, "Notice of Termination" shall mean a written notice of termination from the Company of the Executive's employment that indicates the specific termination provision in this Agreement relied upon and that sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

        2.10. Termination   Date.   For   purposes   of   this  Agreement,
"Termination Date" shall mean in the case of the Executive's death, his date of death, in the case of Good Reason, the last day of his employment, and in all other cases, the date specified in the Notice of Termination; provided, however, that if the Executive's employment is terminated by the Company for Cause or due to Disability, the date specified in the Notice of Termination shall be at least 30 days from the date the Notice of Termination is given to the Executive, provided that in the case of Disability the Executive shall not have returned to the full-time performance of his duties during such period of at least 30 days.

        3.     Termination of Employment.

        3.1. If, during the term of this Agreement, the Executive's employment with the Company shall be terminated within thirty-six (36) months following a Change in Control, the Executive shall be entitled to the following compensation and benefits:

                (a) If the Executive's employment with the Company shall be terminated (1) by the Company for Cause or Disability, (2) by reason of the Executive's death, or (3) by the Executive other than for Good Reason, the Company shall pay to the Executive the Accrued Compensation.

                (b) If the Executive's employment with the Company shall be terminated for any reason other than as specified in Section 3.1(a), the Executive shall be entitled to the following:

                        (i) the Company shall pay the Executive all Accrued Compensation;

                        (ii) the Company shall pay the Executive as severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, in a single payment an amount in cash equal to one and one-half (1-1/2) times Base Salary; and

                        (iii) (A) in accordance with the terms of the Piccadilly Cafeterias, Inc. 1993 Incentive Compensation Plan (the "Plan") or any other applicable incentive plan or arrangement, the restrictions on any outstanding incentive awards ( including restricted stock and granted performance shares or units) granted to the Executive under the Plan or under any other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and all performance units granted to the Executive shall become 100% vested.

                (c)      The amounts provided for in  Sections  3.1(a)  and 3.1
(b)(i)  and  (ii)  shall be paid in a single lump sum cash payment within five
(5) days after the Executive's Termination Date (or earlier, if required by applicable law).

                (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

        3.2.    (a)   The severance  pay  and  benefits provided for in this
Section 3 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement.

                (b) The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans (including, the plans listed on Appendix A) and other applicable programs, policies and practices then in effect.

        4.     Notice  of  Termination.   Following  a  Change in  Control, any
purported termination of the Executive's employment by the Company and/or the Employer shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

        5. Reduction in Certain Cases. In the event of a termination of the Executive's employment, as described in Section 3.1(b) hereof, following a Change in Control, the Auditors shall make a determination of (a) Executive's "Base Amount" within the meaning of Section 280G of the Internal Revenue Code of 1986 ("Section 280G") and the regulations promulgated thereunder (the "Base Amount") and (b) the amount of any "Parachute Payment," to which the Executive may be entitled hereunder (assuming payment in full of the severance payment provided in Section 3.1 hereof), within the meaning of Section 280G (the "Parachute Payment"). If the Auditors determine that the Parachute Payment equals or exceeds three times the Base Amount, then, notwithstanding any other provision hereof, Executive's severance benefits under Section 3.1 hereof shall be automatically reduced such that Executive shall be entitled to receive, in cash, a payment equal to three times the Base Amount minus one dollar ($1.00) and minus the value of any other Parachute Payment to which be may be otherwise entitled.

        6.    Successors; Binding Agreement.

                (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successors and assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

        7. Fees and Expenses. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel)
incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses,
if  any,  incurred  in  contesting  or  disputing  any  such  termination   of
employment), (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits, and (c) the Executive's hearing before the Board as contemplated in Section 2.4 of this Agreement; provided, however, that the circumstances set forth in clauses (a) and (b) (other than as a result of the Executive's termination of employment under circumstances described in Section 2.5(d)) occurred on or after a Change in Control.

        8. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

        9. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company (except for any severance or termination policies, plans, programs or practices) and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the
Company (except for any severance or termination  agreement).   Amounts  which
are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

        10. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

        11. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar of dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not expressly set forth in this Agreement.

        12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Louisiana without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in East Baton Rouge Parish in the State of Louisiana.

        13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

        14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the date and year first above written.

ATTEST:                                   PICCADILLY CAFETERIAS, INC.



                                          By:   \s\ Paul W. Murrill
\s\ Mark L. Mestayer                            Name: Paul W. Murrill
Secretary                                       Title:Chairman



                                          By:   \s\ Ronald A. LaBorde
                                          Name of
                                          Executive: Ronald A. LaBorde


                                Appendix A



Car -   Oldsmobile 98 Regency Elite or Equivalent
        Payment of Federal Income Taxes and FICA taxes based on imputed personal income for personal use.

Pension Plan
        1% per year of service

Annual Vacation Policy          Years of Service    Weeks
                                        1             1
                                      2 - 4           2
                                       > 5            3

Hospitalization - 50% contributory  (as elected)
        $5,000 LIFE
        $5,000 AD&D

Long Term Disability
        60% salary
        Max $6,000/month

Supplemental Term. Life -         $  75,000

Travel Accident Coverage -        $ 500,000
                             ______________________